Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of SRA International, Inc. and the effectiveness of SRA International Inc.’s internal control over financial reporting dated August 12, 2010, appearing in the Annual Report on Form 10-K of SRA International, Inc. for the year ended June 30, 2010.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

November 23, 2010